Exhibit 3.7

BYLAWS

OF

TPH INVESTMENTS, INC.

(i)

(ii)

BYLAWS

OF

TPH INVESTMENTS, INC.,

a Delaware Corporation

ARTICLE 1. STOCKHOLDERS

Section 1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. An affidavit of mailing of any notice or report in accordance with the provisions of this Section 1.3, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5 Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by the Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 1.7 Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock that are present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10)

days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Action by Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11 Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint (1) one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so, appointed or designated shall (a) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. If required by law, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. To the extent required by law, no ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspector or inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.12 Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE 2. BOARD OF DIRECTORS

Section 2.1 Number; Qualifications. The authorized number of directors of the Board of Directors of the corporation shall be fixed at five (5) directors. Directors need not be stockholders.

Section 2.2 Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the person(s) elected as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one (1) year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, the Chief Executive Officer, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Written Consents. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Compensation. Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

ARTICLE 3. COMMITTEES

Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it. No such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or revocation of dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or adopt a certificate of ownership and merger.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these bylaws.

ARTICLE 4. OFFICERS

Section 4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President, a Chief Executive Officer, a

Secretary and a Chief Financial Officer or Treasurer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time prescribed by the bylaws. If there is no President or Chief Executive Officer, then the Chairman of the Board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 4.3 of this Article 4.

Section 4.3 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, or the Chief Executive Officer, the President shall be a chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

Section 4.4 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, or to the President, the Chief Executive Officer shall be a chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. In the absence of the President, he or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, if any, and the President, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

Section 4.5 Vice Presidents. In the absence or disability of the President and the Chief Executive Officer, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and/or Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President and/or Chief Executive

Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the bylaws, the President, the Chief Executive Officer or the Chairman of the Board.

Section 4.6 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the bylaws or by law to be given, and shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the bylaws, the President, the Chief Executive Officer or the Chairman of the Board.

Section 4.7 Treasurer/Chief Financial Officer. The Treasurer or Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer or Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer or Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President, the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Treasurer or Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the bylaws, the President, the Chief Executive Officer or the Chairman of the Board.

Section 4.8 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

ARTICLE 5. STOCK

Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President, Chief Executive Officer or a Vice President, and by the Treasurer, Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such stockholder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 6. EXCULPATION AND INDEMNIFICATION

Section 6.1 Exculpation; Reliance. No Indemnitee shall be liable, in damages or otherwise, to the corporation or to any stockholder of the corporation for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted (1) by these bylaws, (2) by the board of directors of any stockholder of the corporation, (3) by any Senior Officer Employment and Equity Agreement, or (4) by any other properly authorized instrument executed by the corporation or any stockholder of the corporation so long as (a) such Indemnitee, at the time of such action or inaction, believed in good faith that such Indemnitee’s course of conduct was in the best interests of the corporation, (b) such Indemnitee’s performance of such act or failure to perform such act did not constitute fraud, gross negligence or willful misconduct, and (c) such Indemnitee did not breach these bylaws by such action or inaction. An Indemnitee shall be fully protected in relying in good faith upon the records of the corporation and upon such information, reports or statements presented to the corporation by any of its other managers, partners, officers, employees or committees of the corporation, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by the Partnership, including information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the corporation or any other facts pertinent to the existence or amount of assets from which distributions to the stockholders of the corporation might properly be paid.

Section 6.2 Right to Indemnification. The corporation shall to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was serving in the capacity as an Indemnitee, against any loss, damage, liability or expense (including attorneys’ fees, costs of investigation and amount paid in settlement) incurred by or imposed upon the Indemnitee in connection with any such action, suit or proceeding, except to the extent that such loss, damage, liability or expense arose from the Indemnitee’s (i) failure to (A) act in good faith or (B) in a manner that such Indemnitee reasonably believed to be in or not contrary to the best interests of the corporation, (ii) fraud, gross negligence or willful misconduct, (iii) breach of these bylaws in any material respect, (iv) in the case of any Senior Officer, breach of any terms of employment or the Senior Officer Employment and Equity Agreement in any material respect, or (v) violation of a material law. Notwithstanding the foregoing, no indemnification shall be payable hereunder to any Indemnitee in respect of any action in which such Indemnitee is a plaintiff, other than an action for indemnification under this Article 6.

Section 6.3 Prepayment of Expenses. The corporation shall pay the expenses incurred by an Indemnitee in defending any action, suit or proceeding, or in opposing any claim arising in connection with any potential or threatened action, suit or proceeding, in each case for which indemnification may be sought pursuant to this Article 6, in advance of the final disposition thereof, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay such payment if it shall be determined by a court of competent jurisdiction that such Indemnitee is not entitled to indemnification therefore as provided herein.

Section 6.4 Claims. The rights to indemnification and advancement of expenses conferred in this Article 6 shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any law, statute, rule, regulation, charter document, bylaw, contract or agreement and shall inure to the benefit of the executors, administrators, personal representatives, successors and permitted assigns of each such Indemnitee.

Section 6.5 Nonexclusivity of Rights. The rights to indemnification and advancement of expenses conferred in this Article 6 shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any law, statute, rule, regulation, charter document, bylaw, contract or agreement and shall inure to the benefit of the executors, administrators, personal representatives, successors and permitted assigns of each such Indemnitee.

Section 6.6 Limited Recourse. Recourse by an Indemnitee for indemnity under this Article 6 shall be only against the corporation as an entity and no stockholder of the corporation shall by reason of being a stockholder be liable for the corporation’s obligations under this Article 6.

Section 6.7 Contract Right. Rights and benefits conferred on an Indemnitee under this Article 6 shall be considered a contract right and shall not be retroactively abrogated or restricted without the written consent of the Indemnitee affected by the proposed abrogation or restriction.

Section 6.8 Senior Officers. Notwithstanding the foregoing and except as provided in the next sentence, this Article 6 does not apply to any action, suit or proceeding by the corporation or any stockholder of the corporation against any Senior Officer, including to enforce any of rights under any Senior Officer Employment and Equity Agreement. This Section 6.8 shall be of no further force and effect with respect to any action, suit or proceeding by the corporation or any stockholder of the corporation against any Senior Officer commenced after the consummation of a Qualified Public Offering or a Sale of the Company.

Section 6.9 Insurance. As soon as practicable after the date of these bylaws, the corporation or the stockholder of the corporation shall cause to be maintained insurance covering liability of each Indemnitee in such amounts and on such terms as the Board of Directors determines in good faith to be commercially reasonable.

Section 6.10 Survival. The provisions of this Article 6 shall survive any termination or amendment of these bylaws, any Person ceasing to be a stockholder of the corporation or the dissolution of the corporation.

ARTICLE 7. MISCELLANEOUS

Section 7.1 Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall end on December 31 of each calendar year.

Section 7.2 Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4 Interested Directors; Quorum. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, limited liability company, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 7.5 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 7.6 Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Section 7.7 Definitions. Capitalized terms not defined herein shall have the meaning ascribed in such terms in the LLC Agreement.

(a) “Indemnitee” means each Person who is or was (i) a stockholder of the corporation, Unit Holder or Board Member, (ii) an Affiliate of a stockholder of the corporation, Unit Holder or Board Member, or (iii) each Person serving at the request of the corporation as a manager, member of the board of managers, director or officer of another limited liability company, corporation, partnership, joint venture, trust or other entity or enterprise in connection with the business of the corporation including, without limitation, each Person who is or was an officer or director of any stockholder of the corporation.

(b) “LLC Agreement” means that certain Limited Liability Company Operating Agreement for TRI Pointe Homes, LLC entered into on September 24, 2010, as the same may be amended and restated from time to time.

CERTIFICATE OF SECRETARY

I hereby certify that I am the duly elected, qualified and acting Secretary of TPH Investments, Inc., and that the above and foregoing Bylaws were adopted as the Bylaws of said corporation on the 29th day of July, 2010, by the directors of this corporation, pursuant to an Action by Unanimous Written Consent.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 29th day of July, 2010.

/s/ DOUGLAS F. BAUER
DOUGLAS F. BAUER, Secretary

CERTIFICATE OF AMENDMENT OF BYLAWS OF

TRI POINTE COMMUNITIES, INC.

(formerly known as TPH Investments, Inc. and as TPH No. 1, Inc.)

The Bylaws of TRI Point Communities, Inc., a Delaware corporation (the “Corporation”), formerly known as TPH Investments, Inc., and as TPH No. 1, Inc., are hereby amended, effective as of September 27, 2010, as follows:

The Bylaws of the Corporation are hereby revised in their entirety to reflect that the name of the Corporation has been changed from “TPH Investments, Inc.” to “TRI Pointe Communities, Inc.”

This Certificate of Amendment of Bylaws of the Corporation shall be filed with the Bylaws of the Corporation.

CERTIFICATE OF SECRETARY

I HEREBY CERTIFY that I am duly elected, qualified and acting Secretary of TRI Pointe Communities, Inc., a Delaware corporation (the “Corporation”), formerly known as TPH Investments, Inc. and as TPH No. 1, Inc., and that the above and foregoing Amendment to the Bylaws, was adopted by the written consent of the sole shareholder of the Corporation on September 27, 2010.

IN WITNESS WHEREOF, I have signed this Certificate of Secretary as of September 27, 2010.

/s/ DOUGLAS F. BAUER
DOUGLAS F. BAUER, Secretary

CERTIFICATE OF AMENDMENT OF BYLAWS OF

TRI POINTE COMMUNITIES, INC.

The Bylaws of TRI Pointe Communities, Inc., a Delaware corporation (the “Corporation”, are hereby amended, effective as of August 7, 2013, as follows:

The Bylaws of the Corporation are hereby revised in their entirety to reflect that Article 2, Section 2.1 of the Bylaws of the Corporation is hereby deleted in its entirety and new Article 2, Section 2.1 is hereby inserted in place thereof to provide as follows:

“Section 2.1 Number; Qualifications. The authorized number of directors of the Board of Directors of the corporation shall be fixed at three (3) directors. Directors need not be stockholders.”

This Certificate of Amendment of Bylaws of the Corporation shall be filed with the Bylaws of the Corporation.

~ 1 ~

CERTIFICATE OF SECRETARY

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of TRI Pointe Communities, Inc., a Delaware corporation (the “Corporation”) and that the above and foregoing Certificate of Amendment of Bylaws was adopted as the Amendment of Bylaws of said corporation on the 7th day of August, 2013, by the sole shareholder of this Corporation, pursuant to an Action by Written Consent.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 7th day of August, 2013.

/s/ THOMAS J. MITCHELL
THOMAS J. MITCHELL, Secretary

~ 2 ~